UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

June 20, 2005
Date of Report (Date of earliest event reported)

PXRE GROUP LTD.

(Exact name of registrant as specified in its charter)

Bermuda	1-15259	98-0214719
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

PXRE House 110 Pitts Bay Road Pembroke HM 08 Bermuda (Address, including zip code, of principal executive offices)	P.O. Box HM 1282 Hamilton HM FX Bermuda (Mailing address)

(441) 296-5858 (Registrant's telephone number, including area code)

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03. Material Modification to Rights of Security Holders.

On June 20, 2005, PXRE Group Ltd. (the “Company”) entered into a letter agreement (the “Amendment”) with the holders of the Company’s Convertible Voting Preferred Shares and Convertible Voting Common Shares (collectively, the “Convertible Shares”), pursuant to which the parties agreed to amend the Description of Stock governing the rights of the Convertible Shares. The Amendment modified the Description of Stock to permit the Company, without the prior consent of the holders of the Convertible Shares, to purchase reinsurance or retrocessional coverage from certain reinsurers provided that such reinsurers are required to post and maintain collateral equal to the aggregate limits available under the subject reinsurance coverage.

A copy of the Amendment is attached hereto as Exhibit 99.1.

Item 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits
Exhibit No.            Description
99.1 Agreement, dated as of June 20, 2005, between PXRE Group Ltd. and the holders of the Series A Convertible Voting Preferred Shares, Series B Convertible Preferred Shares, Series C Convertible Preferred Shares, Class A Convertible Voting Common Shares, Class B Convertible Voting Common Shares and Class C Convertible Voting Common Shares.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PXRE Group Ltd.
(Registrant)

	By:	/s/ Robert P. Myron
	Name: Title:	Robert P. Myron Senior Vice President & Treasurer

Date: June 20, 2005